UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): May 18, 2012

Travelzoo Inc.
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(Exact Name of Registrant as Specified in its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	000-50171 ------------------- (Commission File Number)	36-4415727 --------------------------- (I.R.S. Employer Identification Number)

590 Madison Avenue, 37th Floor New York, New York ---------------------------------------------------- (Address of Principal Executive Offices)	10022 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(212) 484-4900
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting of Stockholders of Travelzoo Inc. held on May 18, 2012, the following actions were taken.

The following nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following final voting results:

	Votes For	Votes Against
Holger Bartel	8,720,747	1,861,699
Ralph Bartel	8,857,678	1,724,768
David Ehrlich	10,420,935	161,511
Donovan Neale-May	10,441,717	140,729
Kelly Urso	10,406,654	175,792

The issuance of common stock which are issuable upon exercise of Glen Ceremony’s and Shirley Tafoya’s options to purchase shares of the Company’s common stock was approved, based upon the following final voting result:

Votes For	Votes Against	Abstain
10,469,974	106,921	5,551

The proposal to approve the advisory vote on the compensation of the Company’s named executive officers was approved, based upon the following final voting result:

Votes For	Votes Against	Abstain
10,401,152	174,210	7,084

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC.

Date: May 23, 2012	By:	/s/ Glen Ceremony
Glen Ceremony Chief Financial Officer